Exhibit 10.12

FORM OF DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT

This Director and Officer Indemnification Agreement, dated as of                             , 2018 (this “Agreement”), is made by and between Veoneer, Inc., a Delaware corporation (the “Company”), and                                                  (“Indemnitee”).

RECITALS:

A. Section 141 of the Delaware General Corporation Law provides that the business and affairs of a corporation shall be managed by or under the direction of its board of directors. Section 142 of the Delaware General Corporation Law authorizes the appointment of persons to serve as officers of a corporation.

B. By virtue of the managerial prerogatives vested in the directors and officers of a Delaware corporation, directors and officers act as fiduciaries of the corporation and its stockholders.

C. Thus, it is critically important to the Company and its stockholders that the Company be able to attract and retain the most capable persons reasonably available to serve as directors and officers of the Company.

D. In recognition of the need for corporations to be able to induce capable and responsible persons to accept positions in corporate management, Delaware law authorizes (and in some instances requires) corporations to indemnify their directors and officers, and further authorizes corporations to purchase and maintain insurance for the benefit of their directors and officers.

E. The Delaware courts have recognized that indemnification by a corporation serves the dual policies of (1) allowing corporate officials to resist unjustified lawsuits, secure in the knowledge that, if vindicated, the corporation will bear the expense of litigation, and (2) encouraging capable individuals to serve as corporate directors and officers, secure in the knowledge that the corporation will absorb the costs of defending their honesty and integrity.

F. The number of lawsuits challenging the judgment and actions of directors and officers of Delaware corporations, the costs of defending those lawsuits and the threat to directors’ personal assets have all materially increased over the past several years, chilling the willingness of capable individuals to undertake the responsibilities imposed on corporate directors and officers.

G. Recent federal legislation and rules adopted by the Securities and Exchange Commission and the national securities exchanges have exposed such directors and officers to new and substantially broadened civil liabilities.

H. Under Delaware law, a director’s or officer’s right to be reimbursed for the costs of defense of criminal actions, whether such claims are asserted under state or federal law, does not depend upon the merits of the claims asserted against the director or officer and is separate and distinct from any right to indemnification the director or officer may be able to establish.

I. Indemnitee is, or will be, a director and/or officer of the Company and his willingness to serve in such capacity is predicated, in substantial part, upon the Company’s willingness to indemnify him in accordance with the principles reflected above, to the fullest extent permitted by the laws of the State of Delaware, and upon the other undertakings set forth in this Agreement.

J. Therefore, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee’s continued service as a director of the Company and to enhance Indemnitee’s ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company’s certificate of incorporation or bylaws (collectively, the “Constituent Documents”), any change in the composition of the Company’s Board of Directors (the “Board”) or any change-in-control or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of Expenses to Indemnitee as set forth in this Agreement and for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

K. In light of the considerations referred to in the preceding recitals, it is the Company’s intention and desire that the provisions of this Agreement be construed liberally, subject to their express terms, to maximize the protections to be provided to Indemnitee hereunder.

AGREEMENT:

NOW, THEREFORE, the parties hereby agree as follows:

1. Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

(a) “Change in Control” shall have occurred at such time, if any, Incumbent Directors cease for any reason to constitute a majority of Directors. For purpose of this Section 1(a), “Incumbent Directors” means the individuals who, as of the date hereof, are Directors of the Company and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company’s stockholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Securities Exchange Act of 1934, as amended) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(b) “Claim” means (i) any threatened, asserted, pending or completed claim, demand, action, suit, arbitration, alternate dispute resolution mechanism, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (including on appeal), and whether made pursuant to federal, state or other law; or (ii) any inquiry or investigation, whether made, instituted or conducted, by or in the right of the Company or any other Person, including any federal, state or other governmental entity, that Indemnitee determines might lead to the institution of any such claim, demand, action, suit, arbitration, alternate dispute resolution mechanism, administrative hearing or any other proceeding. For the avoidance of doubt, the Company intends indemnity to be provided hereunder in respect of acts or failure to act prior to, on or after the date hereof.

(c) “Controlled Affiliate” means any corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, that is directly or indirectly controlled by the Company. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity or enterprise, whether through the ownership of voting securities, through other voting rights, by contract or otherwise; provided, that direct or indirect Beneficial Ownership of capital stock or other interests in an entity or enterprise entitling the holder to cast 15% or more of the total number of votes generally entitled to be cast in the election of directors (or persons performing comparable functions) of such entity or enterprise shall be deemed to constitute control for purposes of this definition.

(d) “Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

(e) “Expenses” means attorneys’ and experts’ fees and expenses and all other costs and expenses paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in (including on appeal), any Claim. Expenses shall include expenses incurred in connection with any appeal resulting from any Claim, including, without limitation, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent.

(f) “Indemnifiable Claim” means any Claim based upon, arising out of or resulting from (i) any actual, alleged or suspected act or failure to act by Indemnitee related to the fact that Indemnitee is or was a director, officer, employee or agent of the Company or is or was a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, as to which Indemnitee is or was serving at the request of the Company, (ii) any actual, alleged or suspected act or failure to act by Indemnitee in respect of any business, transaction, communication, filing, disclosure or other activity of the Company or any other entity or enterprise referred to in clause (i) of this sentence, or (iii) Indemnitee’s status as a current or former director, officer, employee or agent of the Company or as a current or former director, officer, employee, member, manager, trustee or agent of the Company or any other entity or enterprise referred to in clause (i) of this sentence or any actual, alleged or suspected act or failure to act by Indemnitee in connection with any obligation or restriction imposed upon Indemnitee by reason of such status. In addition to any service at the actual request of the Company, for purposes of this Agreement, Indemnitee shall be deemed to be serving or to have served at the request of the Company as a director, officer, employee, member, manager, agent, trustee or other fiduciary of another entity or enterprise if Indemnitee is or was serving as a director, officer, employee, member, manager, agent, trustee or other fiduciary of such entity or enterprise and (A) such entity or enterprise is or at the time of such service was a Controlled Affiliate, (B) such entity or enterprise is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Company or a Controlled Affiliate, or (C) the Company or a Controlled Affiliate (by action of the Board, any committee thereof or the Company’s Chief Executive Officer (“CEO”) (other than as the CEO him or herself)) caused or authorized Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity.

(g) “Indemnifiable Losses” means any and all Losses relating to, arising out of or resulting from any Indemnifiable Claim; provided, that Indemnifiable Losses shall not include Losses incurred by Indemnitee in respect of any Indemnifiable Claim (or any matter or issue therein) as to which Indemnitee shall have been adjudged liable to the Company in a final non-appealable adjudication by a court of competent jurisdiction, unless and only to the extent that the Delaware Court of Chancery or the court in which such Indemnifiable Claim was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as the Delaware Court of Chancery or such other court shall deem proper.

(h) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company (or any Subsidiary) or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements) or (ii) any other named (or, as to a threatened matter, reasonably likely to be named) party to the Indemnifiable Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(i) “Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other) and amounts paid or payable in settlement, including all interest, assessments any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement and other charges paid or payable in connection with or in respect of investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim.

(j) “Person” means any individual, entity, or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

(k) “Standard of Conduct” means the standard for conduct by Indemnitee that is a condition precedent to indemnification of Indemnitee hereunder against Indemnifiable Losses relating to, arising out of or resulting from an Indemnifiable Claim. The Standard of Conduct is (i) good faith and reasonable belief by Indemnitee that his action was in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, that Indemnitee had no reasonable cause to believe that his conduct was unlawful, or (ii) any other applicable standard of conduct that may hereafter be substituted under Section 145(a) or (b) of the Delaware General Corporation Law or any successor to such provision(s).

2. Services to the Company. Indemnitee agrees to serve or continue to serve as a director or officer of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation or is no longer serving in such capacity. This Agreement shall not be deemed an employment agreement between the Company and Indemnitee.

3. Indemnification Obligation. Subject only to Section 8, the exclusions set forth in Section 13 and to the proviso in this Section, the Company shall indemnify, defend and hold harmless Indemnitee, to the fullest extent permitted by the laws of the State of Delaware in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Indemnifiable Claims and Indemnifiable Losses; provided, that, except as provided in Sections 5 and 22, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim. The Company acknowledges that the foregoing obligation is substantially broader than that now provided by applicable law and the Company’s Constituent Documents and intends that it be interpreted consistently with this Section and the recitals to this Agreement.

4. Advancement of Expenses. Indemnitee shall have the right to advancement by the Company prior to the final disposition of any Indemnifiable Claim of any and all Expenses relating to, arising out of or resulting from any Indemnifiable Claim paid or incurred by Indemnitee or which Indemnitee determines in good faith are reasonably likely to be paid or incurred by Indemnitee and as to which Indemnitee’s counsel provides supporting documentation. Without limiting the generality or effect of any other provision hereof, Indemnitee’s right to such advancement is not subject to the satisfaction of any Standard of Conduct. Without limiting the generality or effect of the foregoing, within ten business days after any request by Indemnitee that is accompanied by supporting documentation for specific Expenses to be reimbursed or advanced, the Company shall, in accordance with such request (but without duplication), (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses; provided, that Indemnitee shall repay, without interest any amounts actually advanced to Indemnitee that, at the final disposition of the Indemnifiable Claim to which the advance related, were in excess of amounts paid or payable by Indemnitee in respect of Expenses relating to, arising out of or resulting from such Indemnifiable Claim. In connection with any such payment, advancement or reimbursement, at the request of the Company, Indemnitee shall execute and deliver to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee’s ability to repay the Expenses, by or on behalf of the Indemnitee, to repay any amounts paid, advanced or reimbursed by the Company in respect of Expenses relating to, arising out of or resulting from any Indemnifiable Claim in respect of which it shall have been determined, following the final disposition of such Indemnifiable Claim and in accordance with Section 8, that Indemnitee is not entitled to indemnification hereunder. Indemnification for Additional Expenses. Without limiting the generality or effect of the foregoing, the Company shall indemnify, defend and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within ten business days of such request accompanied by supporting documentation for specific Expenses to be reimbursed or advanced, any and all Expenses paid or incurred by Indemnitee or which Indemnitee determines in good faith are reasonably likely to be paid or incurred by Indemnitee in connection with any Claim made, instituted or conducted by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Indemnifiable Claims, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless in each case of whether Indemnitee ultimately is determined to be entitled to such indemnification, reimbursement, advance or insurance recovery, as the case may be; provided, that Indemnitee shall return, without interest, any such advance of Expenses (or portion thereof) which remains unspent at the final disposition of the Claim to which the advance related.

5. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Indemnifiable Loss but not for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

6. Procedure for Notification. To obtain indemnification under this Agreement in respect of an Indemnifiable Claim or Indemnifiable Loss, Indemnitee shall submit to the Company a written request therefor, including a brief description (based upon information then available to Indemnitee) of such Indemnifiable Claim or Indemnifiable Loss. If, at the time of the receipt of such request, the Company has directors’ and officers’ liability insurance in effect under which coverage for such Indemnifiable Claim or Indemnifiable Loss is potentially available, the Company shall give prompt written notice of such Indemnifiable Claim or Indemnifiable Loss to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers and, upon Indemnitee’s request, copies of all subsequent correspondence between the Company and such insurers regarding the Indemnifiable Claim or Indemnifiable Loss, in each case substantially concurrently with the delivery thereof by the Company. The failure by Indemnitee to timely notify the Company of any Indemnifiable Claim or Indemnifiable Loss shall not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of such Indemnifiable Claim or Indemnifiable Loss and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.

7. Determination of Right to Indemnification.

(a) To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Indemnifiable Claim or any portion thereof or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Indemnifiable Losses relating to, arising out of or resulting from such Indemnifiable Claim in accordance with Section 3 and no Standard of Conduct Determination (as defined in Section 8(b)) shall be required. To the extent that Indemnitee’s involvement in a Claim relating to an Indemnifiable Event is to prepare to serve and/or serve as a witness, and not as a party, the Indemnitee shall be indemnified against all Losses incurred in connection therewith to the fullest extent allowable by law and no Standard of Conduct Determination shall be required.

(b) To the extent that the provisions of Section 8(a) are inapplicable to an Indemnifiable Claim that shall have been finally disposed of, any determination of whether Indemnitee has satisfied the applicable Standard of Conduct (a “Standard of Conduct Determination”) shall be made as follows: (i) if a Change in Control shall not have occurred, or if a Change in Control shall have occurred but Indemnitee shall have requested that the Standard of Conduct Determination be made pursuant to this clause (i), (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (B) if such Disinterested Directors so direct, by a majority vote of a committee of Disinterested Directors designated by a majority vote of all Disinterested Directors, or (C) if there are no such Disinterested Directors, or if a majority of the Disinterested Directors so direct, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and (ii) if a Change in Control shall have occurred and Indemnitee shall not have requested that the Standard of Conduct Determination be made pursuant to clause (i), by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee. Indemnitee shall cooperate with reasonable requests of the individual or firm making such Standard of Conduct Determination, including providing to such Person documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination without incurring any unreimbursed cost in connection therewith. The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within ten business days of such request accompanied by supporting documentation for specific costs and expenses to be reimbursed or advanced, any and all costs and expenses (including attorneys’ and experts’ fees and expenses) incurred by Indemnitee in so cooperating with the Person making such Standard of Conduct Determination.

(c) The Company shall use its reasonable efforts to cause any Standard of Conduct Determination required under Section 8(b) to be made as promptly as practicable. If (i) the Person empowered or selected under Section 8 to make the Standard of Conduct Determination shall not have made a determination within 30 calendar days after the later of (A) receipt by the Company of written notice from Indemnitee advising the Company of the final disposition of the applicable Indemnifiable Claim (the date of such receipt being the “Notification Date”) and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, that is permitted under the provisions of Section 8(e) to make such determination, and (ii) Indemnitee shall have fulfilled his/her obligations set forth in the second sentence of Section 8(b), then Indemnitee shall be deemed to have satisfied the applicable Standard of Conduct; provided, that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 calendar days, if the Person making such determination in good faith requires such additional time for the obtaining or evaluation or documentation and/or information relating thereto.

(d) If (i) Indemnitee shall be entitled to indemnification hereunder against any Indemnifiable Losses pursuant to Section 8(a), (ii) no determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law is a legally required condition precedent to indemnification of Indemnitee hereunder against any Indemnifiable Losses, or (iii) Indemnitee has been determined or deemed pursuant to Section 8(b) or (c) to have satisfied the applicable Standard of Conduct, then the Company shall pay to Indemnitee, within ten business days after the later of (x) the Notification Date in respect of the Indemnifiable Claim or portion thereof to which such Indemnifiable Losses are related, out of which such Indemnifiable Losses arose or from which such Indemnifiable Losses resulted and (y) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) above shall have been satisfied, an amount equal to the amount of such Indemnifiable Losses. Nothing herein is intended to mean or imply that the Company is intending to use Section 145(f) of the Delaware General Corporation Law to dispense with a requirement that Indemnitee meet the applicable Standard of Conduct where it is otherwise required by such statute.

(e) If a Standard of Conduct Determination is required to be, but has not been, made by Independent Counsel pursuant to Section 8(b)(i), the Independent Counsel shall be selected by the Board or a Board Committee, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is required to be, or to have been, made by Independent Counsel pursuant to Section 8(b)(ii), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within five business days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(h), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the Person so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences and clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 8(e) to make the Standard of Conduct Determination shall have been selected within 30 calendar days after the Company gives its initial notice pursuant to the first sentence of this Section 8(e) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 8(e), as the case may be, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person or firm selected by the Court or by such other person as the Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the actual and reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 8(b).

8. Presumption of Entitlement.

(a) In making a determination of whether Indemnitee has been successful on the merits or otherwise in defense of any Indemnifiable Claim or any portion thereof or in defense of any issue or matter therein, the Company acknowledges that a resolution, disposition or outcome short of dismissal or final judgment, including outcomes that permit Indemnitee to avoid expense, delay, embarrassment, injury to reputation, distraction, disruption or uncertainty, may constitute such success. In the event that any Indemnifiable Claim or any portion thereof or issue or matter therein is resolved or disposed of in any manner other than by adverse judgment against Indemnitee (including any resolution or disposition thereof by means of settlement with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in defense of such Indemnifiable Claim or portion thereof or issue or matter therein. The Company may overcome such presumption only by its adducing clear and convincing evidence to the contrary.

(b) Notwithstanding any other provision hereof, in making any Standard of Conduct Determination, the Person making such determination shall presume that Indemnitee has satisfied the applicable Standard of Conduct, and the Company may overcome such presumption only by its adducing clear and convincing evidence to the contrary. Any Standard of Conduct Determination that Indemnitee has satisfied the applicable standard of conduct shall be final and binding in all respects, including with respect to any litigation or other action or proceeding initiated by Indemnitee to enforce his or her rights hereunder. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by the Indemnitee in the Court of Chancery of the State of Delaware. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct shall be a defense to any Claim by Indemnitee for indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

(c) Without limiting the generality or effect of Section 9(b), (i) to the extent that any Indemnifiable Claim relates to any entity or enterprise (other than the Company) referred to in clause (i) of the first sentence of the definition of “Indemnifiable Claim,” Indemnitee shall be deemed to have satisfied the applicable standard of conduct if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the interests of such entity or enterprise (or the owners or beneficiaries thereof, including in the case of any employee benefit plan the participants and beneficiaries thereof) and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful, and (ii) in all cases, any belief of Indemnitee that is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Company in the course of their duties, or on the advice of legal counsel for the Company, the Board, any committee of the Board or any director, or on information or records given or reports made to the Company, the Board, any committee of the Board or any director by an independent certified public accountant or by an appraiser or other expert selected by or on behalf of the Company, the Board, any committee of the Board or any director shall be deemed to be reasonable.

9. No Other Presumption. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable Standard of Conduct or that indemnification hereunder is otherwise not permitted.

10. Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Constituent Documents, or the substantive laws of the Company’s jurisdiction of incorporation, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will without further action be deemed to have such greater right hereunder, and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. The Company may not, without the consent of Indemnitee, adopt any amendment to any of the Constituent Documents the effect of which would be to deny, diminish or encumber Indemnitee’s right to indemnification under this Agreement.

11. Liability Insurance and Funding. For the duration of Indemnitee’s service as a director and/or officer of the Company and for so long as Indemnitee shall be subject to any pending Claim relating to an Indemnifiable Claim thereafter, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for Indemnitee that is at least as favorable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. Upon request, the Company shall provide Indemnitee or his or her counsel with a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials. In all policies of directors’ and officers’ liability insurance obtained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors and officers most favorably insured by such policy. Notwithstanding the foregoing, (i) the Company may, but shall not be required to, create a trust fund, grant a security interest or use other means, including a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement and (ii) in renewing or seeking to renew any insurance hereunder, the Company will not be required to expend more than 3.0 times the premium amount of the immediately preceding policy period (equitably adjusted if necessary to reflect differences in policy periods).

12. Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to:

(a) indemnify Indemnitee if a final non-appealable adjudication by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law;

(b) indemnify Indemnitee for the disgorgement of profits arising from the purchase or sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, or any similar successor statute; or

(c) indemnify or advance funds to Indemnitee for Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

13. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other Persons (other than Indemnitee’s successors), including any entity or enterprise referred to in clause (i) of the definition of “Indemnifiable Claim” in Section 1(f). Indemnitee shall execute all papers reasonably required to evidence such rights (all of Indemnitee’s reasonable Expenses, including attorneys’ fees and charges, related thereto to be reimbursed by or, at the option of Indemnitee, advanced by the Company).

14. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Indemnifiable Losses to the extent Indemnitee has otherwise already actually received payment (net of Expenses incurred in connection therewith) under any insurance policy, the Constituent Documents and Other Indemnity Provisions or otherwise (including from any entity or enterprise referred to in clause (i) of the definition of “Indemnifiable Claim” in Section 1(f)) in respect of such Indemnifiable Losses otherwise indemnifiable hereunder.

15. Defense of Claims. Subject to the provisions of applicable policies of directors’ and officers’ liability insurance, the Company shall be entitled to participate in the defense of any Indemnifiable Claim or to assume or lead the defense thereof with counsel reasonably satisfactory to the Indemnitee; provided, that if Indemnitee determines, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such Indemnifiable Claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee shall conclude that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company, (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, or (d) Indemnitee has interests in the claim or underlying subject matter that are different from or in addition to those of other Persons against whom the Claim has been made or might reasonably be expected to be made, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Indemnifiable Claim for all indemnitees in Indemnitee’s circumstances) at the Company’s expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Indemnifiable Claim effected without the Company’s prior written consent. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any threatened or pending Indemnifiable Claim which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such Indemnifiable Claim. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided, that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

16. Successors and Binding Agreement.

(a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including any Person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement), but shall not otherwise be assignable or delegable by the Company.

(b) This Agreement shall inure to the benefit of and be enforceable by the Indemnitee’s personal or legal representatives, executors, administrators, heirs, distributees, legatees and other successors.

(c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 17(a) and 17(b). Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Indemnitee’s will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 17(c), the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

17. Notices. For all purposes of this Agreement, all communications, including notices, consents, requests or approvals, required or permitted to be given hereunder must be in writing and shall be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or one business day after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company) and to Indemnitee at the applicable address shown on the signature page hereto, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt

18. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the Chancery Court of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement, waive all procedural objections to suit in that jurisdiction, including objections as to venue or inconvenience, agree that service in any such action may be made by notice given in accordance with Section 18 and also agree that any action instituted under this Agreement shall be brought only in the Chancery Court of the State of Delaware.

19. Validity. If any provision of this Agreement or the application of any provision hereof to any Person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other Person or circumstance shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent, and only to the extent, necessary to make it enforceable, valid or legal. In the event that any court or other adjudicative body shall decline to reform any provision of this Agreement held to be invalid, unenforceable or otherwise illegal as contemplated by the immediately preceding sentence, the parties thereto shall take all such action as may be necessary or appropriate to replace the provision so held to be invalid, unenforceable or otherwise illegal with one or more alternative provisions that effectuate the purpose and intent of the original provisions of this Agreement as fully as possible without being invalid, unenforceable or otherwise illegal.

20. Miscellaneous. No provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing signed by Indemnitee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement. This Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

21. Legal Fees and Expenses. It is the intent of the Company that Indemnitee not be required to incur legal fees and or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. Accordingly, without limiting the generality or effect of any other provision hereof, if it should reasonably appear to Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other Person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to improperly deny, or to improperly recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of Indemnitee’s choice, at the expense of the Company as hereafter provided, to advise and represent Indemnitee in connection with any such interpretation, enforcement or defense, including the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other Person affiliated with the Company, in any jurisdiction. Without limiting the generality or effect of any other provision hereof or respect to whether Indemnitee prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys’ and related fees and expenses actually and reasonably incurred by Indemnitee in connection with any of the foregoing.

22. Certain Interpretive Matters. Unless the context of this Agreement otherwise requires, (a) ”it” or “its” or words of any gender include each other gender, (b) words using the singular or plural number also include the plural or singular number, respectively, (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (d) the terms “Article,” “Section,” “Annex” or “Exhibit” refer to the specified Article, Section, Annex or Exhibit of or to this Agreement, (e) the terms “include,” “includes” and “including” will be deemed to be followed by the words “without limitation” (whether or not so expressed), and (f) the word “or” is disjunctive but not exclusive. Whenever this Agreement refers to a number of days, such number will refer to calendar days unless business days are specified and whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time or by a particular date that ends or occurs on a non-business day, then such period or date will be extended until the immediately following business day. As used herein, “business day” means any day other than Saturday, Sunday or a United States federal holiday.

23. Entire Agreement. This Agreement and the Constituent Documents constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement. Any prior agreements or understandings between the parties hereto with respect to indemnification are hereby terminated and of no further force or effect.

24. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together shall constitute one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, Indemnitee has executed and the Company has caused its duly authorized representative to execute this Agreement as of the date first above written.

VEONEER, INC.

By:
Name:
Title:

[INDEMNITEE]

Name:

Address:

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